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VARIAN MEDICAL SYSTEMS, INC.

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Varian Medical Systems, Inc.
3100 Hansen Way
Palo Alto, CA 94304

January 19, 2016

Commencing January 19, 2016, Varian Medical Systems, Inc. made the attached supplemental materials available to stockholders to provide additional information regarding its executive compensation program.

This information is being provided to certain stockholders as a supplement to our Proxy Statement dated December 30, 2015, which you already received. Please read the complete Proxy Statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in our Proxy Statement.

1 | VARIAN MEDICAL SYSTEMS Varian Shareholder Engagement Executive Compensation Program January 2016

2 | VARIAN MEDICAL SYSTEMS Executive Summary The Board Recommends Shareholders vote FOR all ballot items at the 2016 AGM including the Advisory Vote on Compensation x During 2015, our management team made significant progress towards achieving our strategic goals despite market and industry headwinds x Our highly performance - based pay philosophy based on setting aggressive performance targets has demonstrated strong alignment of pay and performance x Low realized compensation to our executives shows strong alignment of pay with performance and the rigor of our target setting practices - Realized pay for our CEO was 40% below targeted compensation over past 3 years , as the company underperformed against financial targets x The Compensation Committee has committed to make a number of changes to our 2016 incentive programs which we believe will further align our compensation program with our strategic priorities and shareholder perspectives

3 | VARIAN MEDICAL SYSTEMS Helping to Save Millions of Lives Every Year, Around the World ▪ We are the world’s leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, proton therapy and brachytherapy ▪ We are also a premier supplier of X - ray imaging components for medical, scientific, cargo screening and industrial applications ▪ We seek to be a Partner for Life through providing a suite of tools to help save millions of lives every year, everywhere Business Description FY15 Key Facts & Figures How We Generate Revenue Ticker VAR (NYSE) Market Capitalization $7.3 Billion (as of 17 - Jan - 16) Revenue $3.09 Billion Gross Orders $3.62 Billion EBIT $549 Million Employees ~ 7,300 Fiscal Year End October 2, 2015 Products 67% Services 33% Americas 50% EMEA 29% APAC 21% Revenue by Segment Revenue by Sales Classification Revenue by Geography Oncology Systems 76% Imaging Components 20% Particle Therapy 4%

4 | VARIAN MEDICAL SYSTEMS 2015 Performance Reflects Key Achievements in a Challenging Operating Environment $2,943 $3,050 $3,099 2013 2014 2015 $3.98 $3.83 $4.09 2013 2014 2015 $3,225 $3,527 $3,619 2013 2014 2015 ▪ Currency fluctuations negatively impacted revenue by ~$140M and EPS by ~$0.40 ▪ Pricing pressures due to currency fluctuations and price erosion resulted in price decreases and a drop in revenue for our Imaging Components business ▪ Declining investment in border protection led to a decrease in revenues for Imaging Components Operating Challenges x As the predominate player in the oncology market, we achieved significant global share gains in our Oncology Systems segment x Our Particle Therapy business saw very strong growth in orders and installations x 2015 ended with a record order backlog of $3.5 B, enhancing our 2016 financial prospects Key Successes We have a strong track record of returning cash to our shareholders Revenue ($M) Earnings Per Share EBIT ($M) Gross Orders ($M) Share Repurchases ($M) $420 $628 $422 2013 2014 2015 $609 $571 $549 2013 2014 2015

5 | VARIAN MEDICAL SYSTEMS Sharper focus on programs to accelerate global growth goals that address the performance challenges ▪ Leveraging profitable growth through stronger cost controls ▪ Investing in next generation product portfolio across all businesses ▪ Extending our technical and market leadership globally ▪ Pursuing inorganic business opportunities ▪ Reviewing options for underperforming business lines Taking Steps to Accelerate Profitable Growth and Build Shareholder Value Well - Defined Core Strategic Goals Continued Progress Toward our Goals 2015 Continued investment and meaningful growth in our Oncology and Particle Therapy businesses in the face of strong economic and industry headwinds ▪ Oncology Systems: Significant share gains in all regions of the world with new geo organization structure ▪ Particle Therapy: Six new proton system orders ▪ Imaging Components: Managed through business declines caused by currency exchange and price erosion challenges; acquired two companies to broaden components offerings ▪ Strategic restructuring programs ▪ Be Global by extending our market reach into more parts of the world; ▪ Innovate by advancing our technologies and enhancing our product offerings; ▪ Grow Software and Service by enabling our customers to fully capitalize on the power and potential of digital technology; ▪ Commercialize Protons into a clinically practical, commercially viable business that helps to usher in next - generation cancer care; and ▪ Drive Quality and Operational Excellence Through Our People to strengthen profit growth 2016 Varian is making significant progress toward our goals, despite a challenging fiscal 2015, and is well - positioned for growth, with a strong balance sheet and a robust product pipeline

6 | VARIAN MEDICAL SYSTEMS 2015 Executive Compensation Structure Base Salary , 13% Annual MIP Award 16% Long - Term Stock Options 24% Long - Term PSUs 24% Long - Term RSUs 24% We designed our executive compensation program to reward, retain and attract executives in order to drive our business strategy, achieve our short - and long - term goals, and provide continued success for our customers, stockholders, employees and communities ▪ Performance Share Award (33% of LTIP grant value) ▪ 100% performance - based ▪ Performance metric: • 1 year EPS growth ▪ Modifier: • 3 year relative TSR vs. Dow Jones U.S. Medical Equipment Index ▪ Annual Incentive Award ▪ 100% performance - based • Financial Performance (80%) - EBIT Growth (50%), - Gross Orders Growth (30%) • Strategic Performance (20%) - Pre - Set, Measurable Strategic Objectives • Commercialization (Modifier) - Proton therapy order growth ▪ Restricted Stock Award (33% of LTIP grant value) ▪ Realized value based on absolute total shareholder return (TSR) ▪ Vests over 3 years 71% Of CEO’s targeted compensation is in long - term equity incentives 87% Of CEO’s targeted compensation is at - risk ▪ Stock Options (33% of LTIP grant value) ▪ Realized value based on stock price appreciation, providing strong alignment with shareholders ▪ Vests over 3 years

Annual Incentive (MIP) Establishes Direct Alignment with Financial and Strategic Goals Through Challenging Targets

- **Rigorous Annual Incentive Targets**
  - Each year, the Compensation Committee reviews and discusses our business plan, including key underlying assumptions, expectations and uncertainties under existing and anticipated market conditions for the coming fiscal year
  - The Compensation Committee then sets financial and strategic goals that are challenging based on business assumptions, market realities and the goal of incentivizing management to drive business growth
  - Financial targets are set at levels that require executives to exceed prior year performance to achieve target payout

CEO's 2015 Annual Incentive Award

Financial 80%								Individual 20%		Proton Incentive		MIP Award, as a Percent of Target
Weight	Metric	Threshold	Target	Actual[1]	Payout %	Blended Payout %		Strategic Goals		Commercialization Goals		
50%	EBIT Growth	(2.0%)	5.3%	1.8%	62.8%	31.4%	+	17.0%	+	3% per proton therapy system ordered 18% (6 systems * 3%)	=	66.4%
30%	Gross Orders Growth	0.8%	4.6%	(0.1%)	0%							

2015 CEO's Strategic Achievements

- ✓ Provided strategic leadership and grew revenue 6%, on a constant currency basis, despite a challenging operating environment that included currency exchange fluctuations and competitive pricing pressures
- ✓ Grew market share in Oncology Systems and established leadership in Proton Therapy, as measured by gross orders, and substantially grew X-ray tubes sales in China
- ✓ Focused on software, services and innovation; drove increases in software and oncology service orders
- ✓ Drove new product launches in each of the Company's three businesses
- ✓ Grew revenue, on a constant currency basis, faster than operating expenses
- ✓ Met all ethics and compliance targets
- ~ Despite significant strategic achievements, the Compensation Committee decided to award individual goal at 17% due to overall Company financial performance

CEO's Below Target 2015 MIP award reflects performance against rigorous targets in a challenging operating year

1) GAAP results, subject to exclusions, as more fully described on pages 40-41 of the 2015 proxy statement

7 | VARIAN MEDICAL SYSTEMS

VARIAN medical systems A partner for life

8 | VARIAN MEDICAL SYSTEMS Financial 80% Realized Pay Aligns With Company Performance $0.9 $0.9 $0.9 $0.9 $1.0 $1.0 $1.0 $0.8 $1.1 $1.1 $1.2 $0.8 $4.5 $2.6 $4.5 $2.8 $5.5 $1.5 $6.4 $4.3 $6.6 $4.9 $7.7 $3.3 FY13 Target FY13 Realized FY14 Target FY14 Realized FY15 Target FY15 Realized FY13 – FY15 CEO Target vs. Realized Pay 1 ($M) = Base = Bonus = Equity 2 Financial 80% 3 Year Pay for Performance Alignment $2.8 $2.8 $3.4 $2.7 $14.5 $6.9 $20.7 $12.5 3-Year Target 3-Year Realized = Base = Bonus = Equity 2 • Our executives’ realized pay is significantly lower than target compensation, as we have navigated a challenging economic and market environment A commitment to a highly performance - based executive compensation structure and rigorous target setting has resulted in strong pay and performance alignment as measured by realized pay Over the past 3 years, CEO realized pay was 40% below targeted compensation The Compensation Committee believes the variation between target and realized pay is appropriate given performance and illustrates the performance - based nature of our compensation structure 1) Realized pay based off of Varian stock price of $75.00 2) Equity values are estimated based on current stock price and company TSR. These values will change in the future

9 | VARIAN MEDICAL SYSTEMS 2016 Compensation Program Changes Benchmarking Practices x G oing forward, the Compensation Committee will clarify that its philosophy is to target total direct compensation, and the mix of its component elements, at the market median of our peer group, with variations on a case - by - case basis. Pay Element 2016 Compensation Program Changes Annual Incentive Plan Following a review of our compensation program, which included further consideration of shareholder perspectives and our strategic priorities, the Compensation Committee has committed to make a number of changes to our 2016 incentive programs x Provide increased disclosure of each performance element of our annual incentive program to establish greater transparency into our target setting and award calculation processes x The Compensation Committee has committed, for the top line and EBIT measures, not to give credit for that measure if growth is negative. Alignment with long - term performance of the Company x The Compensation Committee approved adjusting the long - term incentive mix for 2016 and forward so that future annual grants (including the 2016 grant) for NEOs will be comprised of 60% performance shares and 40% stock options and/or restricted stock. x In a change from the 2015 PSU grants, the Compensation Committee approved EPS as long - term measurement for the 2016 PSU grants by measuring EPS as the average achievement over the three - year performance period, and with EPS goals set at the beginning of each year within the period. The award will be modified based on three - year TSR performance as of the end of the period. x The Compensation Committee will exclude the impact of unplanned share buy backs in calculating EPS.

10 | VARIAN MEDICAL SYSTEMS Best Practices in Compensation Governance Further Strengthen our Pay Program x Double - trigger change - in - control provisions x Strong CEO stock ownership requirement - 6x salary x Clawback provision x No repricing of stock options without shareholder approval x Robust anti - hedging and anti - pledging policies x No tax gross - ups x Limited executive perquisites x Retain independent compensation consultant x Annual evaluation of Compensation Committee and Compensation Consultant independence

Varian's Board Possesses Deep and Diverse Expertise

Directors have a powerful combined skillset which strongly aligns with the Company's strategic objectives

	Corporate Goals					Diversity	
	Go Global	Grow Software /Service	Innovate	Commercialize Protons	Operational Excellence	Gender/ Ethnic Diversity	Int'l Experience
Susan Bostrom		✓			✓	✓	
Regina Dugan		✓	✓		✓	✓	
Andrew Eckert - Chairman		✓	✓	✓	✓		
Timothy Guertin			✓	✓	✓		
David Illingworth	✓				✓		✓
Mark Laret				✓	✓		
Ruediger Naumann-Etienner	✓	✓	✓	✓	✓		✓
Erich Reinhardt	✓	✓		✓	✓		✓
Venkatraman Thyagarajan	✓				✓	✓	✓
Dow Wilson - CEO	✓	✓	✓	✓	✓		

The Board is committed to governance best practices

- **80%** independent
- **20%** gender diversity
- Separate CEO and Independent Chair roles
- 3 new directors since 2011
- Declassifying Board commencing at 2016 AGM
- Robust succession planning
- Annual review of enterprise risk

11 | VARIAN MEDICAL SYSTEMS

VARIAN medical systems A partner for life